Exhibit 11a

                          AES CHINA GENERATING CO. LTD.

             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)



                                       Three Months Ended    Three Months Ended
                                          May 31, 1996          May 31, 1995
                                       ------------------   -------------------
PRIMARY

Weighted Average Number of Shares of
Common Stock Outstanding                          15,634       17,446


Net Effect of Dilutive Stock Options
Based on the Treasury Stock Method Using
Average Market Price                                  11         --
                                                  ------    ---------

Weighted Average Shares Outstanding               15,645       17,446
                                                  ======    =========

Net Income                                 US$       594          786
                                                  ======    =========

Per Share Amount                           US$      0.04         0.05
                                                  ======    =========


FULLY DILUTED

Weighted Average Number of Shares of
Common Stock Outstanding                          15,634       17,446



Net Effect of Dilutive Stock Options Based
on the Treasury Stock Method Using Ending
Market Price                                          44         --
                                                  ------    ---------

Weighted Average Shares Outstanding               15,678       17,446
                                                  ======    =========

Net Income                                 US$       594          786
                                                  ======    =========

Per Share Amount                           US$      0.04         0.05
                                                  ======    =========



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                                                                     Exhibit 11b

                          AES CHINA GENERATING CO. LTD.

             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
                    (In thousands, except per share amounts)



                                             Six Months Ended   Six Months Ended
                                              May 31, 1996        May 31, 1995
                                            -----------------   ----------------
PRIMARY

Weighted Average Number of Shares of Common
Stock Outstanding                                     15,640       17,580


Net Effect of Dilutive Stock Options
Based on the Treasury Stock Method Using                   4         --
Average Market Price
                                                      ------    ---------

Weighted Average Shares Outstanding                   15,644       17,580
                                                      ======    =========

Net Income                                     US$       910          993
                                                      ======    =========

Per Share Amount                               US$      0.06         0.06
                                                      ======    =========


FULLY DILUTED

Weighted Average Number of Shares of                  15,640       17,580
Common Stock Outstanding


Net Effect of Dilutive Stock Options Based on
the Treasury Stock Method Using Ending Market
Price                                                     37         --
                                                      ------    ---------

Weighted Average Shares Outstanding                   15,677       17,580
                                                      ======    =========

Net Income                                     US$       910          993
                                                      ======    =========

Per Share Amount                               US$      0.06         0.06
                                                      ======    =========